Exhibit 99.1
Owlet, Inc. Announces NYSE Acceptance of
Continued Listing Compliance Plan

LEHI, Utah--(BUSINESS WIRE)--Owlet, Inc. (NYSE: OWLT) (“Owlet” or the “Company”) today announced that the New York Stock Exchange (“NYSE”) has accepted the Company’s business plan to regain compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual.

"We’re proud of our team’s great progress towards our goals of profitability, sustainable growth and long-term category leadership,” said Kurt Workman, Chief Executive Officer and cofounder of Owlet. “With the recent receipt of clearance from the U.S. Food and Drug Administration (“FDA”) of BabySatTM, Owlet’s first medical pulse-oximetry device featuring its advanced, wire-free sock design, we believe Owlet is paving the way for digital health technology to have an impact in pediatrics. We believe home monitoring will become ubiquitous and that Owlet's platform will play a key role in this large and growing category."

As previously disclosed, on April 4, 2023, the Company received written notice (the “Notice”) from the NYSE that the Company was not in compliance with listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its stockholders’ equity was less than $50 million.

Based upon a review of the compliance plan and information submitted by the Company, the NYSE has accepted the submission. In accordance with NYSE rules, the Company will now be given an 18-month cure period from the date of the Notice to regain conformity with continued listing standards by having stockholders’ equity of at least $50 million or by having an average global market capitalization over a consecutive 30 trading-day period of at least $50 million. The Company’s Class A common stock (“Common Stock”) will continue to be listed on the NYSE during such time, subject to the Company’s compliance with other continued listing standards. The Company will also be subject to quarterly monitoring by the NYSE for compliance with the plan. If the Company fails to comply with the plan or does not meet continued listing standards at the end of the cure period, it will be subject to the prompt initiation of NYSE suspension and delisting procedures.

As previously announced, a 1-for-14 reverse stock split (“Reverse Split”) of the Common Stock became effective on July 7, 2023, and the Common Stock began trading on the NYSE on a split-adjusted basis at the market open on July 10, 2023. The Company expects that the Reverse Split will allow the Company to regain compliance with the $1.00 minimum average closing price requirement of the NYSE.

About Owlet, Inc.

Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel calmer and more confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help further that belief. To learn more, visit www.owletcare.com.

Forward-Looking Statements

Exhibit 99.1

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s ability to return to compliance with the NYSE continued listing standards, the Reverse Split and the timing thereof and Owlet’s progress towards profitability, sustainable growth and long-term category leadership and key role in the home monitoring category. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the Company’s ability to execute the business plan accepted by the NYSE, the Company’s ability to regain and maintain compliance with the continued listing standards of the NYSE, market conditions and their impact on the trading price of the Common Stock and other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission, including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 and as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect Owlet. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Contacts
Investors and Media
Mike Cavanaugh
Westwicke/ICR
Phone: +1.617.877.9641
mike.cavanaugh@westwicke.com